UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): March 14, 2000



                            HOWMET INTERNATIONAL INC.
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               (Exact name of registrant as specified in its charter)


                                    Delaware
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                   (State or other jurisdiction of incorporation)


            1-13645                                        52-1946684
      --------------------                          -----------------------
      Commission File Number                     IRS Employer Identification No.


         475 Steamboat Road, Greenwich, CT             06830
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        (Address of principal executive offices)      (Zip Code)


                                   (203) 661-4600
                                   --------------
                             Registrant's Telephone Number




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Item 5 OTHER EVENTS
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(a) The following news release was issued on March 14, 2000.

ALCOA INTENDS TO ACQUIRE PUBLICLY HELD HOWMET SHARES

Greenwich,  CT - Howmet International Inc., (NYSE:HWM)  (www.howmet.com)  stated
                                                        ----------------
that Alcoa Inc. has advised Howmet that it intends, promptly after the commencement of Alcoa's tender offer for Cordant Technologies, to enter into discussions with the Independent Directors Committee of the Howmet Board of Directors to pursue the acquisition of the publicly-held Howmet shares. Cordant Technologies stated that it expects to participate in these discussions as appropriate.

Howmet said that Cordant had made a proposal to the independent Directors Committee last Friday evening to acquire all publicly traded Howmet Shares for $18.75 per share, but following further discussions no agreement was reached.

Howmet also said that it had amended its Corporate Agreement with Cordant Technologies. Under the amended agreement, Cordant has agreed not to acquire Howmet shares if it would reduce the number of publicly-held shares below 14% of the outstanding shares, unless (1) the acquisition is approved by the Independent Directors Committee, or (2) the acquisition is accomplished by a tender offer for all publicly-held shares that is conditioned upon the tender of a majority of the publicly-held shares, with a merger following on the same terms, or (3) the acquisition is accomplished by a merger that has been approved by the affirmative vote of a majority of the publicly-held shares. Alcoa has separately agreed with Howmet to be bound by the same limitations as Cordant. These arrangements were approved by the full Howmet Board with the recommendation and concurrence of the Independent Directors Committee.

The Committee and the Board also approved Alcoa's becoming an "interested stockholder" of Howmet under Section 203 of the Delaware General Corporation Law as a result of Alcoa's merger agreement with Cordant.

Cordant Technologies owns approximately 84.6 percent of the outstanding Howmet shares, and had proposed in November 1999 a purchase of the publicly held shares for $17.00 per share. Cordant's proposal was referred to the Independent Directors Committee of the Howmet Board of Directors, which retained separate legal and financial advisors.

Headquartered in Greenwich, CT, Howmet International Inc., is the world's largest manufacturer of precision castings, primarily for jet aircraft and industrial gas turbine engines. Howmet and its affiliates operate 29 production facilities in the United States, Canada, France, the United Kingdom and Japan.

This press release includes forward-looking statements, including those relating to the proposal to purchase Howmet's publicly held shares. Pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions readers that such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected in those statements. These risks and uncertainties include, but are not limited to, the effects of aerospace industry economic conditions and cyclicality, the nature of the company's customer base, competition, pricing pressures, and others detailed in the Company's Annual Report on Form 10-K for 1998 and other reports filed with the Securities and Exchange Commission.

                             (End of Press Release)


                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    HOWMET INTERNATIONAL INC.
                                    (Registrant)

                                    By:  /s/ Roland A. Paul
                                        --------------------
                                        Roland A. Paul
                                        Vice President, General
                                        Counsel and Secretary
Date: March 15, 2000